                                                                     Exhibit 5.1

                                WWW.HALEDORR.COM
                       60 State Street . Boston, MA 02109
                        617-526-6000 . fax 617-526-5000





                                 March 2, 2001

NaviSite, Inc.
400 Minuteman Road
Andover, Massachusetts 01810
Re:  2000 Stock Option Plan
     ----------------------

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 1,000,000 shares of common stock, $0.01 par value per share, (the "Shares") of NaviSite, Inc., a Delaware corporation (the "Company"), issuable under the Company's 2000 Stock Option Plan (the "Plan").

     We have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

   In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

   We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

   We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

   Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

   It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.


Boston        New York            Washington        Reston    London*    Oxford*
--------------------------------------------------------------------------------
            Hale and Dorr LLP Includes Professional Corporations
                    * an independent joint venture law firm